Exhibit 4.2

SUPPLEMENTAL INDENTURE

dated as of January 2, 2019,

among

ENERGIZER HOLDINGS, INC.

The Guarantors Party Hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

6.375% Senior Notes due 2026

SUPPLEMENTAL INDENTURE

RELATED TO THE ASSUMPTION AND GUARANTEES

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 2, 2019, among ENERGIZER HOLDINGS, INC., a Missouri corporation (the “Company”), the guarantors party hereto (the “New Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

Section 1.    Capitalized terms used herein and not otherwise defined herein are used as defined in the indenture entered into by and between Energizer Gamma Acquisition, Inc. (the “Escrow Issuer”), the Guarantors party thereto from time to time and the Trustee, dated as of July 6, 2018 (the “Indenture”).

Section 2.    The Company, by its execution of this Supplemental Indenture, agrees to (i) become a party to the Indenture as the “Issuer” and (ii) unconditionally assume all of the obligations of the Escrow Issuer under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes as the Issuer and to perform all of the obligations and agreements of the Issuer under the Indenture.

Section 3.    Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 4.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 5.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.

Section 6    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 7.    The Indenture is in all respects ratified and confirmed and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 8.    The recitals and statements herein are deemed to be those of the Company and the New Guarantors and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture.

Section 9.    All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 12.02 of the Indenture.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ENERGIZER HOLDINGS, INC., as Company

By:	/s/ Timothy W. Gorman
Name:	Timothy W. Gorman
Title:	Executive Vice President, Chief Financial Officer, and Principal Accounting Officer

ENERGIZER, LLC

ENERGIZER MANUFACTURING, INC.

ENERGIZER BRANDS, LLC

ENERGIZER INTERNATIONAL, INC.

ENERGIZER INVESTMENT COMPANY

ENERGIZER BRANDS II HOLDING, LLC

ASSOCIATED PRODUCTS, LLC

AMERICAN COVERS, LLC

CALIFORNIA SCENTS, LLC

each as a New Guarantor

By:	/s/ Timothy W. Gorman
Name:	Timothy W. Gorman
Title:	Executive Vice President, Chief Financial Officer, and Principal Accounting Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee

By:	/s/ Karen Yu
Name:	Karen Yu
Title:	Vice President

[Signature Page to Supplemental Indenture (USD)]